CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-88129) of Alternate Marketing Networks, Inc. of our report dated March 13, 2000 relating to the financial statements, which appear in this Form 10-KSB.

PRICEWATERHOUSECOOPERS, LLP

Grand Rapids, Michigan
March 31, 2000